Contact:Brett D.  Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES GOVERNANCE CHANGES

Minneapolis, MN (January 29, 2020)   Winmark Corporation (Nasdaq: WINA) announced today that current Executive Chairman, John L. Morgan, 78, will retire as a Director and as Executive Chairman, effective March 1, 2020.  Additionally, the Company announced that its Board of Directors has elected Brett D. Heffes, 52,  currently the Company’s Chief Executive Officer and Director since 2016, to the additional responsibility of Chairman of the Board of Directors, effective March 1, 2020.

Winmark Corporation creates, supports and finances business.  At December 28, 2019, there were 1,256 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 38 retail franchises have been awarded but are not open.

Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.